UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a material definitive Agreement

The Company announced today that it has acquired certain intangible assets of Capstan Platform, Inc., a developer of blockchain technologies for business enterprises. The Company intends to leverage the technologies that Capstan has developed to introduce additional products into new global market verticals in the near future.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Asset Purchase agreement dated August 6, 2019 between yhe Company and Capstan platform Inc(filed herewith)
99.1	Press release dated August 15, 2019. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: August 15, 2019	/s/ Stephen A. Squires
STEPHEN A. SQUIRES, CEO